Thor Announces Expansion In Motorized Capacity

ELKHART, Ind., March 21, 2016 /PRNewswire/ -- Thor Industries, Inc. (NYSE:THO) today announced the expansion of production capacity at its Thor Motor Coach subsidiary with the purchase of a 128,000-square-foot production facility on approximately 18 acres located in Bristol, Indiana.

"This is a very exciting time of growth for Thor Motor Coach and we expect this new facility to help us continue our momentum in Class C motorhomes," said Jeff Kime, Thor Motor Coach President. "This new facility is located within a few miles of our main Elkhart production complex and will provide us the opportunity to establish a dedicated production line for our new upscale Quantum Class C motorhome line following the strong initial response from dealers and consumers since its introduction this past fall. Producing this innovative new line in a dedicated facility will free up additional capacity on our Elkhart campus to increase production of our other Class C motorhome lines."

Thor President and CEO Bob Martin added, "We continue to see a shift in the market from higher-end Class A motorhomes to smaller Class A gas and Class C motorhomes that has been a trend for some time. Thor Motor Coach introduced the largest number of new motorhomes in the company's history at our annual Open House last September, with a focus on the highest volume areas of the market. With strong demand from dealers and consumers for Thor Motor Coach's Class C brands in particular, we have an immediate need for the additional production capacity. This existing facility met the requirements in terms of physical features, proximity to existing facilities, as well as the ability to take possession and transition production quickly."

The main production plant was built in 1977 and contains 107,000 square feet of production space as well as 6,200 square feet of office space. In addition, the property includes a 15,000 square foot building that was constructed in 2001, which will be used for metal fabrication. Thor Motor Coach anticipates initial production to begin in the fourth quarter of fiscal 2016.

About Thor Industries, Inc.
Thor is the sole owner of operating subsidiaries that, combined, represent one of the world's largest manufacturers of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

This release includes certain statements that are "forward looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor Industries, Inc., and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, material or chassis supply restrictions, legislative and regulatory developments, the costs of compliance with increased governmental regulation, legal issues, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations and the potential economic impact of rising interest rates, restrictive lending practices, management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the potential loss of existing customers of acquisitions, the integration of new acquisitions, the loss or reduction of sales to key dealers, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, impact of potential losses under repurchase obligations, the potential impact of the strengthening U.S. dollar on international demand, general economic, market and political conditions and the other risks and uncertainties discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2015 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ending January 31, 2016. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT: Jeffery A. Tryka, CFA, Director of Corporate Development and Investor Relations, (574) 970-7912, jtryka@thorindustries.com